EXHIBIT 10.1

2024 CONTINGENT CONVERTIBLE DEBT AGREEMENT

THIS 2024 CONTINGENT CONVERTIBLE DEBT AGREEMENT (this “Agreement”) is dated as of the Effective Date among (a) SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“FCB”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY, as a lender (“FCB”, together with each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (c) and the borrower listed on Schedule I hereto (“Borrower”).

WHEREAS, each of the Borrower, SVB Innovation Credit Fund VIII L.P., Innovation Credit Fund VIII-A, L.P. and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank), as lender and as agent thereunder, have heretofore entered into that certain 2023 Contingent Convertible Debt Agreement (as amended, supplemented and otherwise modified prior to the date hereof, “2023 Contingent Convertible Debt Agreement”);

WHEREAS, the Borrower wishes to refinance the aggregate amount of term loans and obligations outstanding under the 2023 Contingent Convertible Debt Agreement (the “Existing Indebtedness”) in full and terminate the 2023 Contingent Convertible Debt Agreement on the terms and subject to the conditions contained herein;

WHEREAS, FCB is willing to make a term loan advance under this Agreement on the Effective Date for the purpose of, together with cash on hand of the Borrower, prepaying in full the Existing Indebtedness, which will extinguish the Borrower’s obligations under the 2023 Contingent Convertible Debt Agreement; and

WHEREAS, FCB, for itself and on behalf of each lender under the 2023 Contingent Convertible Debt Agreement, wishes to waive its right to receive the Call Price (as defined in the 2023 Contingent Convertible Debt Agreement) payable by Issuer pursuant to Section 1.3 of the 2023 Contingent Convertible Debt Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

LOAN AND TERMS OF PAYMENT
1.1.1
Term Loan.
(a)
Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, FCB shall make one (1) Term Loan Advance on the Effective Date in an amount equal to the Effective Date Term Loan Availability Amount (the “Effective Date Term Loan Advance” and together with the Additional Term Loan Advances, the “Term Loan Advances” and each individually, a “Term Loan Advance”). The borrowing of the Term Loan Advances hereunder shall be made according to the respective Term Loan Commitment Percentage of the Lenders.
(b)
Repayment. Borrower shall repay the Term Loan Advances as set forth in Schedule I hereto. All outstanding principal and accrued and unpaid interest under the Term Loan Advances, and all other outstanding Obligations with respect to the Term Loan Advances, are due and payable in full on the Term Loan Maturity Date.
(c)
Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance pursuant to Section 1.3 below.
(d)
Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Agent following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Agent, for the account of the Lenders in accordance with its respective Pro Rata Share, an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Prepayment Fee, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including Lenders’ Expenses, the interest at the Default Rate with respect to any past due amounts.
1.1.2
Additional Term Loan. Subject to the terms and conditions of this Agreement, upon the occurrence of an Additional Term Loan Event, the Lenders, severally and not jointly, shall make up to two (2) Additional Term Loan Advances each in an amount equal to the Additional Term Loan Availability Amount (each, an “Additional Term Loan Advance” and collectively, the “Additional Term Loan Advances”). Borrower may request the Additional Term Loan Advance as set forth on Schedule I hereto. The borrowing of the Additional Term Loan Advances hereunder shall be made according to the respective Term Loan Commitment Percentage of the Lenders.
1.2
Contingent Convertibility. Unless repaid pursuant to Section 1.1.1, the outstanding principal amount of the Term Loan Advance and all accrued and unpaid interest thereon (i) may be converted in whole or in part into shares of Common Stock, at any time and from time to time at the election of a Conversion Right Holder in its sole discretion and without obligation to do so, (a “Voluntary Conversion”); provided, however, that a Voluntary Conversion will not be permitted without the agreement of the relevant Conversion Right Holder and the Borrower if the Conversion Percentage Amount exceeds fifty percent (50%); and (ii) shall automatically be converted in whole into shares of Common Stock upon the Price Event (a “Mandatory Conversion”), in any case in accordance with this Section 1.2. “Conversion Percentage Amount” means, with respect to any Associated Debt subject to a Voluntary Conversion, a fraction whose (a) numerator is the sum of (x) the amount of such Associated Debt; and (y) the aggregate Associated Debt previously converted pursuant to any Voluntary Conversion; and (b) denominator is the sum, without duplication, of (x) the amount referred to in clause (a) and (y) the aggregate of all other Associated Debt that is then outstanding or that has been repaid other than by conversion.
(a)
Conversion.
(i)
Voluntary Conversion. Upon a Voluntary Conversion, the number of shares of Common Stock issued to each Conversion Right Holder who has delivered a Conversion Notice (as defined below) shall equal (A) the amount of Associated Debt such Conversion Right Holder elects to convert, divided by (B) the Conversion Price.
(ii)
Mandatory Conversion. Upon a Mandatory Conversion, the number of shares of Common Stock issued to each Conversion Right Holder shall equal (A) the total amount of such Conversion Right Holder’s Associated Debt, divided by (B) the Conversion Price.

Notwithstanding anything to the contrary in this Section 1.2(a), if the number of shares of Common Stock deliverable pursuant to this Section 1.2(a) to settle any conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Issuer will deliver, in addition to the shares of Common Stock due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the fair market value per share of Common Stock on the date of the related Conversion Notice (which fair market value will, in the event the Common Stock is then listed on an national securities exchange, be the closing price per share of Common Stock).

(b)
Mechanics of Conversion. In order to effect a Voluntary Conversion of Associated Debt hereunder, a Conversion Right Holder shall deliver a conversion notice to the Issuer (and, if the Issuer is not Borrower, to Borrower) in substantially the form of Exhibit D-1 hereto (a “Conversion Notice”). Any such Conversion Notice shall be irrevocable by the Conversion Right Holder unless the Issuer breaches its obligation to issue the Conversion Shares as and when required hereunder. Subject to the foregoing sentence, the conversion of the Associated Debt set forth in a Conversion Notice into Conversion Shares in the case of a Voluntary Conversion, or the conversion of Associated Debt into Conversion Shares in the case of a Mandatory Conversion, and the issuance of such Conversion Shares to and in the name(s) of the applicable Conversion Rights Holders (or such other recipient(s) as any such Conversion Right Holder shall have designated in writing to the Issuer prior to the date of such conversion of the Associated Debt into Conversion Shares), shall be deemed effective at the close of business on and as of the date of delivery to the Issuer of such Conversion Notice in the case of a Voluntary Conversion or the date of the Price Event in the case of a Mandatory Conversion, as applicable, notwithstanding that one or more paper, digital or electronic certificates evidencing such Conversion Shares may not be delivered to such recipients until after such date.
(c)
Status of Conversion Shares. All Conversion Shares, when issued by the Issuer hereunder, shall be duly and validly issued, fully-paid and non-assessable, free and clear of all claims, liens and encumbrances whatsoever, except for (i) restrictions on transfer that may arise under applicable federal and/or state securities laws, and (ii) claims, liens or encumbrances created or assumed by the Conversion Right Holder, any recipient of such Conversion Shares designated in the related Conversion Notice, or the holder of the applicable Associated Debt. Not later than the third (3rd) business day following the delivery of a Conversion Notice for the conversion of any Associated Debt hereunder, the Issuer shall, or shall cause its transfer agent to, deliver a duly issued, executed or otherwise authenticated certificate or other evidence of the issuance of such Conversion Shares, in such form as it issues to other holders of Common Stock, to and in the name of each converting Conversion Right Holder (or other recipient(s) as shall have been designated by such Conversion Right Holder in writing prior to the date of such conversion of the Associated Debt into Conversion Shares) evidencing the number of Conversion Shares such Conversion Right Holder or other recipient is entitled to receive.
(d)
Registration Rights. The Conversion Right Holders shall have the registration rights with respect to the Conversion Shares set forth in the Registration Rights Agreement.
(e)
Costs of Conversion. All reasonable and documented, out-of-pocket fees, costs and expenses (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and disbursements, but excluding any taxes payable by the Conversion Right Holder, holder of Associated Debt and any recipient of Conversion Shares designated by the Conversion Right Holder) of a Conversion Right Holder, holder of Associated Debt and any recipient of Conversion Shares designated by the Conversion Right Holder in accordance with the terms hereof and in connection with any conversion of Associated Debt hereunder shall be paid or reimbursed on demand by the Issuer.
(f)
Conversion Right Holder Limitation. Notwithstanding anything to the contrary in this Agreement, but subject to the penultimate paragraph of this Section 1.2(f), no shares of Common Stock will be issued or delivered upon conversion of any Associated Debt, and no Associated Debt will be convertible by any Conversion Right Holder, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Conversion Right Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Conversion Right Holder, beneficially owning in excess of 9.99% (the “Conversion Right Holder Ownership Percentage”) of the then-outstanding shares of Common Stock; provided, however, that with respect to any Conversion Right Holder that is subject to Section 16(a) or (b) of the Exchange Act with respect to the Issuer by virtue of being deemed to be a “director” or “officer” of the Issuer within the meaning of Section 16 of the Exchange Act, the applicable Conversion Right Holder Ownership Percentage shall be 19.99% (the restrictions set forth in this sentence, the “Conversion Right Holder Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, the limitations on the convertibility of any Associated Debt pursuant to this Section 1.2(f) will not, in themselves, cause any Associated Debt to cease to be outstanding (and interest will continue to accrue on any Associated Debt that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 1.2(f)), and such limitations will cease to apply if and when such Associated Debt’s convertibility and conversion will not violate this Section 1.2(f).

A Conversion Right Holder may, by written notice to the Issuer, elect to change the Conversion Right Holder Ownership Percentage that applies to such Conversion Right Holder to any percentage that is less than 20%; provided, however, that such notice will not be effective (and the Conversion Right Holder Ownership Limitation will not cease to apply or be reduced as to such beneficial owner) until the sixty first (61st) calendar day after the date on which such notice is delivered to the Issuer.

Upon the occurrence of a Common Stock Change Event (as defined below), (i) the Conversion Right Holder Ownership Limitation will thereafter apply as if each reference to “Common Stock” in this

Section 1.2(f) were instead a reference to the common equity (including depositary receipts representing common equity), if any, forming part of the Reference Property (as defined below) of such Common Stock Change Event; and (ii) if such Reference Property includes no such common equity or depositary receipts, then the Conversion Right Holder Ownership Limitation will thereafter cease to apply.

Notwithstanding anything to the contrary in this Agreement, this Section 1.2(f) will not apply to any Conversion Right Holder who is a BHC Conversion Right Holder and such Conversion Right Holder will instead be subject to Section 1.2(j).

(g)
Promissory Note. In connection with the conversion of any Associated Debt hereunder, to the extent that any such Associated Debt is evidenced by an outstanding promissory note of the Issuer, each converting Conversion Right Holder shall deliver, or cause to be delivered, such promissory note to the Issuer and, if the principal amount of such Associated Debt is less than the principal amount of such promissory note, the Issuer shall upon any Conversion Right Holder’s written request promptly issue to such Conversion Right Holder (or, if such Conversion Right Holder is the permitted assignee of a Lender, to such Lender), a promissory note of like tenor representing the balance of the principal amount not so converted.
(h)
Status of Converted Debt. Notwithstanding any provision in this Agreement to the contrary, but subject to Sections 1.2(f) and 1.2(j), upon the effectiveness of the conversion of any Associated Debt pursuant to and in accordance with the provisions of this Section 1.2, such Associated Debt will automatically be deemed to have been paid in full and no longer outstanding.
(i)
Effect of Common Stock Change Event. If there occurs any:

(A) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(B) consolidation, merger, combination or binding or statutory share exchange involving the Issuer;

(C) sale, lease or other transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person; or

(D) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Agreement, from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Associated Debt will be determined in the same manner as if each reference to any number of shares of Common Stock in Agreement were instead a reference to the same number of Reference Property Units; and (II) for purposes of the provisions relating to Mandatory Conversion, the reference to the “closing price per share of Common Stock” in the definition of Price Event will instead be deemed to be a reference to the “closing price or fair market value per Reference Property Unit.”

(j)
BHC Conversion Right Holders.

(A) BHC Act Ownership Limitation. The Issuer shall not directly or indirectly, repurchase, redeem, retire or otherwise acquire any of the Issuer’s capital securities, or take any other action (including converting any Associated Debt into securities) if, as a result, a Conversion Right Holder who is a BHC Conversion Right Holder would own or control, or be deemed to own or control, collectively, greater than 4.99% of any class of voting securities of the Issuer (as such term is defined and used, and as such percentage is calculated, under the BHC Act, the “BHC Act Ownership Limitation”).

(B) Limitations on Conversion. Notwithstanding anything to the contrary contained herein, and upon the occurrence of any Voluntary Conversion or Mandatory Conversion (other than a conversion that is part of a Permitted Regulatory Transfer), to the extent a BHC Conversion Right Holder, upon any such conversion, would own or control, or be deemed to own or control, shares of voting securities of the Issuer in an amount greater than the BHC Act Ownership Limitation, (i) the Associated Debt shall not be convertible into any Conversion Shares in excess of the BHC Act Ownership Limitation (“Deemed Converted Associated Debt”) and shall no longer be entitled to any rights of the applicable Associated Debt that are not also applicable to shares of Common Stock, including without limitation the right to receive the amounts payable to holders of the Associated Debt, and such holder of Deemed Converted Associated Debt shall be deemed to have forever and finally waived all such rights; provided, however, that the rights set forth in this Section 1.2(j) shall continue to apply to Deemed Converted Associated Debt; and (ii) each holder of Deemed Converted Associated Debt thereafter shall be entitled to receive, in lieu of any amounts otherwise payable on the Associated Debt, only an amount per share equal to the amounts that may become payable to the holders of Common Stock as if such Deemed Converted Associated Debt had been converted (but without actually converting) into Conversion Shares at the same time that all Associated Debt has been automatically converted; provided, however, that in lieu of receiving any voting securities (as such term is defined under the BHC Act) otherwise payable to the holders of Conversion Shares, each holder of Deemed Converted Associated Debt shall be entitled to receive, per share of Common Stock as if such Deemed Converted Associated Debt had been converted (but without actually converting), the cash equivalent of the fair market value per share of such voting security on the record date for such distribution (which fair market value will, in the event such voting security is then listed on a national securities exchange, be the closing price per share of such voting security).

For the avoidance of doubt, Deemed Converted Associated Debt pursuant to this Section 1.2(j) shall not be entitled to vote on any matters for which shares of Common Stock were entitled to vote, except for matters that are permitted for non-voting securities under 12 C.F.R. § 225.2(q)(2). Notwithstanding anything to the contrary contained herein, in no event may a BHC Conversion Right Holder convert any Associated Debt into securities to the extent that such conversion, when combined with any other shares held by the BHC Conversion Right Holder, would provide the BHC Conversion Right Holder with control of more than 33.33% of the total equity of the Issuer (as such term is defined and used, and as such percentage is calculated, under the BHC Act).

For the avoidance of doubt, the limitations on the convertibility of any Associated Debt pursuant to this Section 1.2(j) will not, in themselves, cause such Associated Debt to cease to be outstanding (and interest will continue to accrue on any portion of Associated Debt that has been tendered for conversion and has not been paid in accordance with the foregoing). Any purported delivery of Conversion Shares upon conversion of any Associated Debt will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the BHC Act Ownership Limitation.

(C) Transfer. The rights, limitations and conditions set forth in this Section 1.2(j) shall apply to any transferee in receipt of Associated Debt from a BHC Conversion Right Holder unless such transferee receives such Associated Debt or related Conversion Shares in a transfer that is part of a Permitted Regulatory Transfer. Any Associated Debt that is convertible into a number of shares in excess of the BHC Act Ownership Limitation held by a BHC Act Conversion Right Holder may be converted into Conversion Shares as part of a Permitted Regulatory Transfer.

1.3
Prepayment.
(a)
Voluntary Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances advanced by Lenders under this Agreement, provided Borrower (A) delivers written notice to Agent of its election to prepay such Term Loan Advances at least ten (10) days prior to such prepayment, and (B) pays, on the date of such prepayment (w) all outstanding principal due in connection with the Term Loan Advances, plus accrued and unpaid interest thereon, (x) the Prepayment Fee, (y) the Final Payment and (z) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts and fees (including the Final Fee).
1.4
Payment of Interest on the Credit Extensions.
(a)
Interest Payments. Interest on the principal amount of the Term Loan Advance is payable as set forth on Schedule I hereto.
(b)
Interest Rate.
(i)
Term Loan Advance. Subject to Section 1.4(c), the outstanding principal amount of the Term Loan Advance shall accrue interest as set forth on Schedule I hereto.
(ii)
All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.
(c)
Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lenders’ Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.4(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.
(d)
Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.
(e)
Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.
1.5
Fees. Borrower shall pay to Agent:
(a)
Prepayment Fee. The Prepayment Fee, due on the date of any prepayment in accordance with Section 1.3, which shall be fully earned and non-refundable as of such date;
(b)
Final Payment. The Final Payment, due upon the earlier of the Term Loan Maturity Date or the termination of this Agreement, which shall be fully earned and non-refundable as of such date;
(c)
Lenders’ Expenses. All Lenders’ Expenses incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Agent).

Unless otherwise provided in this Agreement or in a separate writing by Agent, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of any Lender’s obligation to make loans and advances hereunder. Agent may deduct amounts owing by Borrower under the clauses of this Section 1.5 pursuant to the terms of Section 1.6(c). Agent shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.5.

1.6
Payments; Pro Rata Treatment; Application of Payments; Debit of Accounts.
(a)
All payments (including prepayments) to be made by Borrower under any Loan Document shall be made to Agent for the account of Lenders, in immediately available funds in Dollars, without setoff, counterclaim, or deduction before 12:00 p.m. Pacific time on the date when due. Agent shall distribute such payments to Lenders in like funds as set forth in Section 1.6. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)
If Agent receives any payment for the account of Lenders on or prior to 12:00 p.m. Pacific time on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 12:00 p.m. Pacific time on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.
(c)
Except as otherwise provided herein, each payment (including each prepayment) by Borrower on account of principal or interest on each such Credit Extension shall be applied according to each Lender’s Pro Rata Share of the outstanding principal amount of the Credit Extensions. The amount of each principal prepayment of the Credit Extensions shall be applied to reduce the then remaining installments of the Credit Extensions based upon each Pro Rata Share of such Credit Extension.
(d)
Agent has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Agent shall allocate or apply any payments required to be made by Borrower to Agent or otherwise received by Agent or any Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.
(e)
Agent may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Agent or any Lender when due under the Loan Documents. These debits shall not constitute a set-off.
(f)
Unless Agent shall have been notified in writing by Borrower prior to the date of any payment due to be made by Borrower hereunder that Borrower will not make such payment to Agent, Agent may assume that Borrower is making such payment, and Agent may, but shall not be required to, in reliance upon such assumption, make available to Lenders their respective Pro Rata Share of a corresponding payment amount. If such payment is not made to Agent by Borrower within three (3) Business Days after such due date, Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of Agent or any Lender against Borrower.

(g)
The obligations of Lenders hereunder to make Credit Extensions and to make payments pursuant to Section 9.9 are several and not joint. The failure of any Lender to make any Credit Extension or make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to make any Credit Extension or make any such payment under Section 9.9.

(h)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Credit Extensions resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Credit Extensions, as the case may be, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Credit Extensions of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Credit Extensions; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments to any assignee or participant, other than to Borrower. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

1.7
Change in Circumstances.
(a)
Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender, (ii) subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or Agent, as applicable, of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by such Lender or Agent, as applicable, hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or Agent, as applicable, Borrower shall promptly pay to Agent or such Lender, as applicable, such additional amount or amounts as will compensate such Lender or Agent, as applicable, for such additional costs incurred or reduction suffered.
(b)
Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending of such Lender or such Lender’s holding company regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of this Agreement, any term loan facility, or the Credit Extensions made by such Lender to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s or its holding company’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender, Borrower shall promptly pay to such Lender or such Lender’s holding company such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or Agent setting forth the amount or amounts necessary to compensate such Lender or Agent or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive manifest error. Borrower shall pay such Lender or Agent, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 1.7 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate such Lender pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).
1.8
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.8) each affected Lender or Agent, as applicable, receive an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)
Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.8) payable or paid by the Lenders or Agent or required to be withheld or deducted from a payment to Lenders or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.8, Borrower shall deliver to Agent a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)
Status of Lenders. If any Lender (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Lender to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender shall deliver to Borrower and Agent whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications.
1.9
Settlement Procedures. If Agent receives any payment for the account of Lenders on or prior to 12:00 p.m. (Pacific time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 12:00 p.m. (Pacific time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.
1.10
Procedures for Borrowing.
(a)
Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain such Credit Extension, Borrower shall notify Agent (which notice shall be irrevocable) by 12:00 p.m. Pacific time at least five (5) Business Days prior to the proposed Funding Date of such Credit Extension. Such notice shall be made by electronic mail or by telephone and, together with any such notification, Borrower shall deliver to Agent by electronic mail a completed Disbursement Letter (and Payment/Advance Form) executed by an Authorized Signer and such other reports and information as Agent may reasonably request. Agent may rely on any telephone notice given by a person whom Agent believes is an Authorized Signer. Borrower will indemnify Agent for any loss Agent suffers due to such belief or reliance. Agent shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such Credit Extension (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).

(b)
In determining compliance with any condition hereunder to the making of a Credit Extension that, by its terms, must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Unless Agent shall have been notified in writing by any Lender prior to the date of any Credit Extension, that such Lender will not make the amount that would constitute its share of such borrowing available to Agent, Agent may assume that such Lender is making such amount available to Agent, and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not made available to Agent by the required time on the Funding Date therefor, such Lender shall pay to Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate or (ii) a rate determined by Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to Agent. If such Lender’s share of such Credit Extension is not made available to Agent by such Lender within three (3) Business Days after such Funding Date, Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Credit Extension, on demand, from Borrower.
(c)
Agent shall credit proceeds of a Credit Extension to the Designated Deposit Account. Agent may make Credit Extensions under this Agreement based on instructions from an Authorized Signer or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.
1.11
No Hedging. Each Lender hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) or engage in other hedging transactions of any kind with respect to the Common Stock or any other equity interests of the Issuer from the date of this Agreement through the earlier of (i) the date the Term Loan Advance and all accrued and unpaid interest thereon is repaid pursuant to Section 1.1.1 and (ii) the date the Term Loan Advance and all accrued and unpaid interest thereon is converted into Conversion Shares pursuant to Section 1.2.
2
CONDITIONS OF CREDIT EXTENSIONS
2.1
Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial Credit Extension hereunder is subject to the condition precedent that Agent shall have received, in form and substance satisfactory to Agent and the Lenders, such documents, and completion of such other matters, as Agent may have reasonably requested, including, without limitation:
(a)
duly executed Loan Documents;
(b)
(i) the Operating Documents of Borrower, (ii) a long-form good standing certificate certified by the Secretary of State of the State of Delaware, and (iii) a good standing certificate from the Secretary of State of each of Illinois and Washington, in each case as of a date no earlier than 30 days prior to the Effective Date;
(c)
certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents, (ii) Borrowing Resolutions and (iii) incumbency certificate;
(d)
certified copies, dated as of a recent date, of searches for financing statement searches, accompanied by written evidence (including any payoff letters, UCC termination statements and terminations of control agreements) that the obligations and Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(e)
duly executed Perfection Certificate of Borrower;
(f)
payment of accrued and unpaid interest on the Existing Indebtedness that is payable in cash in accordance with Section 1.4 hereof; and
(g)
payment of the fees and Lenders’ Expenses then due as specified in Section 1.5 hereof.

2.2
Conditions Precedent to all Credit Extensions. Each Lender’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)
timely receipt by the Lenders of (i) an executed Disbursement Letter and (ii) an executed Payment/Advance Form and any materials and documents required by Section 1.10;
(b)
the representations and warranties in this Agreement shall be true and correct in all material respects on the date of the Disbursement Letter (and the Payment/Advance Form) and on the Funding Date of each Credit Extension taking into account updates thereof subsequent to the Effective Date to the extent permitted by notice to the Bank by one or more specific provisions of this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date or time period shall be true and correct in all material respects as of such date or time period, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true and correct in all material respects, taking into account updates thereof subsequent to the Effective Date to the extent permitted by notice to the Bank by one or more specific provisions of this Agreement; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date or time period shall be true and correct in all material respects as of such date or time period;
(c)
a Material Adverse Change shall not have occurred and be continuing; and
(d)
(i) in the case of the first Additional Term Loan requested after the Effective Date, the Additional Term Loan Event I shall have occurred and (ii) in the case of the second Additional Term Loan Advance requested after the Effective Date, the Additional Term Loan Event II shall have occurred.
2.3
Covenant to Deliver. Borrower shall deliver to Agent and each Lender each item required to be delivered to Agent and each Lender under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Agent and each Lender of any such item shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in each Lender’s sole discretion.
3
CREATION OF SECURITY INTEREST
3.1
Grant of Security Interest.
(a)
Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. For clarity, any reference to “Agent’s Lien” or any granting of Collateral to Agent in this Agreement or any Loan Document means the Lien granted to Agent for the ratable benefit of the Lenders.
(b)
Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with FCB. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes FCB thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).
3.2
Authorization to File Financing Statements. Borrower hereby authorizes Agent, on behalf of the Lenders, to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Agent to perfect or protect Agent’s and Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by Borrower or any other Person, shall be deemed to violate the rights of Agent under the Code, as applicable. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect.
3.3
Termination. If this Agreement is terminated, Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity or other obligations which, by their terms, survive termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity or other obligations which, by their terms, survive termination of this Agreement) and at such time as Lenders’ obligation to make Credit Extensions has terminated, Agent shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower and Agent shall take such actions as may be reasonably requested by Borrower to evidence such repayment and release (including delivery of a payoff letter and filing of UCC-3 termination statements (or authorizing Borrower to file such UCC-3 termination statements)) and all of Borrower’s obligations pursuant to Sections 5 and 6 herein shall terminate. In the event (a) all Obligations (other than inchoate indemnity obligations or other obligations which, by their terms, survive termination of this Agreement), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its commercially reasonable discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Agent, cash collateral in an amount equal to at least (x) 105.0% of the face amount of all such Letters of Credit denominated in Dollars and (y) 110.0% of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Agent to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.
4
REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1
Due Organization, Authorization; Power and Authority.
(a)
Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(b)
All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Agent of such permitted update).
(c)
The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound. Neither Borrower nor any of its Subsidiaries are in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations.
4.2
Collateral.

(a)
The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)
Borrower has no Collateral Accounts at or with any bank or financial institution other than FCB or FCB’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Agent and each Lender in connection herewith and which Borrower has given Agent notice and taken such actions as are necessary to give Agent, for the ratable benefit of the Lenders, a perfected security interest therein, pursuant to the terms of Section 5.7. The Accounts are bona fide, existing obligations of the Account Debtors.
(c)
The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.
(d)
All Inventory is in all material respects of good and marketable quality, free from material defects.
(e)
Borrower owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and no such asset, to the knowledge of Borrower, conflicts with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.
(f)
Except as noted on the Perfection Certificate or for which notice has been given to Agent pursuant to and in accordance with Section 5.8(b), Borrower is not a party to, nor is it bound by, any Restricted License.
4.3
Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Agent pursuant to Section 5.3(j), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, $250,000.00 not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.
4.4
Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Agent and the Lenders by submission to the Financial Statement Repository or otherwise submitted to Agent and the Lenders fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Agent and the Lenders.
4.5
Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower, individually, and Borrower and its Subsidiaries on a consolidated basis, are able to pay their debts (including trade debts) as they mature.
4.6
Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries (a) have complied in all material respects with all Applicable Law, and (b) have not violated any Applicable Law the violation of which could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except where the failure to obtain or make or file the same would not reasonably be expected to have a material adverse effect on Borrower’s business or operations.
4.7
Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.
4.8
Tax Returns and Payments; Pension Contributions.
(a)
Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed $25,000.00. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of $25,000.00 in the aggregate.
(b)
Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
4.9
Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Agent and each Lender that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
4.10
Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, directors, or officers, or, to the knowledge of Borrower, any of its employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Agent or any Lender to violate any Sanctions.
4.11
Healthcare Permits. (a) Borrower and each of its Subsidiaries have obtained all Healthcare Permits and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and/or operation of their respective businesses; (b) each such Healthcare Permit is valid and in full force and effect, and Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such Healthcare Permits; and (c) neither Borrower nor any of its Subsidiaries has received notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any of its Subsidiaries, is any such action proposed or threatened in writing.
4.12
Compliance with Healthcare Laws.
(a)
Borrower is in compliance with all applicable Healthcare Laws. Without limiting the generality of the foregoing, Borrower has not received written notice by a governmental authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated.
(b)
To the knowledge of Borrower, Borrower is not in default or violation of any law which is applicable to Borrower or its respective assets or the conduct of its respective businesses and Borrower has not been debarred or excluded from participation under a state or federal health care program, including any state or federal workers compensation program.
(c)
Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Authority.
5
AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

5.1
Use of Proceeds. Cause the proceeds of (i) the Credit Extension made on the Effective Date to be used solely to refinance the Existing Indebtedness and (ii) the Credit Extensions made after the Effective Date to be used solely (a) as working capital or (b) to fund its general business purposes (including, without limitation, sourcing drug components), and not for personal, family, household or agricultural purposes (which does not include the sourcing of drug components).
5.2
Government Compliance.
(a)
Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.
(b)
Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Agent, for the ratable benefit of the Lenders. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Agent.
(c)
Cause the operations and property of Borrower, each of its Subsidiaries to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each of its Subsidiaries shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material Requirements of Law, including all applicable Healthcare Laws, of Governmental Authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Effective Date, Borrower has delivered to Bank an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and each of its Subsidiaries, with applicable Healthcare Laws.
5.3
Financial Statements, Reports. Deliver to Agent by submitting to the Financial Statement Repository, for Agent’s distribution to each Lender:
(a)
Monthly Financial Statements. As soon as available, but no later than 30 days after the last day of each month (except the months ending March 31, June 30, September 30, and December 31), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Agent;
(b)
Monthly Compliance Statement. Within 30 days after the last day of each month (except the months ending March 31, June 30, September 30, and December 31) and together with the statements set forth in Section 5.3(a), a duly completed Compliance Statement, confirming that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants (if any) set forth in this Agreement and such other information as Agent or the Lenders may reasonably request;
(c)
Quarterly Compliance Statement. Within 45 days after the last day of each fiscal quarter (except within 90 days following the end of each fiscal quarter ending December 31) and together with the statements set forth in Section 5.3(d), a duly completed Compliance Statement, confirming that, as of the end of such fiscal quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants (if any) set forth in this Agreement, and such other information as Agent or the Lenders may reasonably request;
(d)
10-Q Reports. Within 45 days after the end of the first three fiscal quarters of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such quarter, consistent with such quarterly financial statements submitted to the SEC, in a form acceptable to Bank;
(e)
10-K Reports and Annual Audited Financial Statements. As soon as available, and in any event within 90 days following the end of Borrower’s fiscal year, Borrower’s 10-K report, together with audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.
(f)
Annual Operating Budget and Financial Projections. Within 30 days after the last day of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the current fiscal year of Borrower, and (B) annual financial projections for the current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(g)
SEC Filings. In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within ten (10) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; provided, however, Borrower shall promptly notify Agent and the Lenders in writing (which may be by electronic mail) of the posting of any such documents;
(h)
Security Holder and Subordinated Debt Holder Reports. Within ten (10) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of

Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);
(i)
Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Agent and Lenders rely on such true, accurate and up-to-date beneficial ownership information to meet each Lender’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;
(j)
Legal Action Notice. Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, $250,000.00 or more;
(k)
Tort Claim Notice. If Borrower shall acquire a commercial tort claim with a value in excess of $250,000.00, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and grant to Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent;
(l)
Government Filings. Within ten (10) days after the same are sent or received, copies of all correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries;
(m)
Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Agent of such occurrence and provide Agent with Borrower’s organizational identification number;
(n)
Default. Prompt written notice of the occurrence of a Default or Event of Default; and
(o)
Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Agent or any Lender.

Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Agent and the Lenders shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.8, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent and the Lenders.

5.4
Taxes; Pensions.

(a)
Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries in excess of $25,000.00, except for deferred payment of any taxes contested pursuant to the terms of Section 4.8(a) hereof, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
(b)
To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes, (i) notify Agent in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”
5.5
Access to Collateral; Books and Records. At reasonable times, on three (3) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Agent, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be $1,000.00 per person per day (or such higher amount as shall represent Agent’s then-current standard charge for the same), plus out-of-pocket expenses. In the event Borrower and Agent schedule an audit more than eight (8) days in advance, and Borrower cancels or reschedules the audit with less than eight (8) days written notice to Agent, then (without limiting any of Agent’s or any Lender’s rights or remedies) Borrower shall pay Agent a fee of $2,000.00 plus any out-of-pocket expenses incurred by Agent to compensate Agent for the anticipated costs and expenses of the cancellation or rescheduling.
5.6
Insurance.
(a)
Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Agent.
(b)
All property policies shall have a lender’s loss payable endorsement showing Agent as lender loss payee. All liability policies shall show, or have endorsements showing, Agent as an additional insured. Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.
(c)
Ensure that proceeds payable under any property policy are, at Agent’s option, payable to Agent for the ratable benefit of the Lenders on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $250,000.00 in the aggregate for all losses under all casualty policies in any twelve (12) month period toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Agent, for the ratable benefit of the Lenders, has been granted a first priority security interest (subject to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority over Agent’s, for the ratable benefit of the Lenders, Lien under this Agreement), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Agent and the Lenders on account of the Obligations.
(d)
At Agent’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.6 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Agent, that it will give Agent 30 days’ (10 days for a cancellation due to nonpayment of premium) prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 5.6 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 5.6, and take any action under the policies Agent deems prudent. On or prior to the date that is 30 days after the Effective Date (or such later date as the Agent may agree in its sole discretion), Borrower shall deliver to Agent insurance certificates relating to liability insurance, commercial property insurance, a lender’s loss payable endorsement, an additional insured endorsement and a notice of cancellation endorsement, in each case in a form reasonably satisfactory to Agent.
5.7
Accounts.
(a)
Maintain all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s primary operating accounts, depository accounts and excess cash with FCB or FCB’s Affiliates; provided that, (i) Borrower and its Subsidiaries may maintain accounts in jurisdictions where FCB and FCB’s Affiliates are unable to provide banking services with financial institutions other than FCB and FCB’s Affiliates (collectively, the “Permitted Foreign Accounts”), provided that the maximum aggregate amount maintained in the Permitted Foreign Accounts (for all such accounts together) does not exceed $500,000.00 at any time (or such greater amount agreed to by Agent in writing in its sole discretion), (ii) Borrower’s Subsidiaries shall be permitted to maintain (A) two (2) accounts with Royal Bank of Canada in an aggregate amount not to exceed $500,000.00 (the “Permitted RBC Accounts”) and (B) one (1) account with US Bank in an aggregate amount not to exceed $75,000.00 (the “Permitted US Bank Account”) and (iii) Borrower may maintain additional domestic bank accounts outside of FCB, provided that the maximum aggregate amount maintained in such accounts (for all such accounts permitted pursuant to this clause (iii) together) does not exceed $500,000.00 at any time. Notwithstanding the foregoing, so long as Borrower has at least $25,000,000.00 in accounts maintained in the name of Borrower with FCB and FCB’s Affiliates, then Borrower shall be permitted to maintain 50.0% of the Dollar value of Borrower’s, its Subsidiaries’, and any Guarantor’s consolidated cash and Cash Equivalents, in the aggregate in accounts with financial institutions outside of FCB (provided that any accounts in the name of Borrower maintained outside of FCB shall, to the extent required pursuant to Section 5.7(c), be subject to a fully executed Control Agreement in favor of Agent, for the ratable benefit of the Lenders and (x) for accounts existing on the Effective Date, delivered to Agent on or prior to September 8, 2024 and (y) for accounts opened after the Effective Date, delivered to the Agent on or prior to the date that is 60 days from the date the applicable account is opened, in each case of clause (x) and (y), or such later date as the Agent may agree in its sole discretion). FCB may restrict withdrawals or transfers by or on behalf of Borrower that would violate this Section 5.7(a), regardless of whether an Event of Default exists at such time.
(b)
In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall obtain any business credit card (other than the Permitted Credit Cards) and letter of credit exclusively from FCB.
(c)
In addition to and without limiting the restrictions in subsection (a), Borrower shall provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than FCB or FCB’s Affiliates. For each Collateral Account that Borrower is permitted to open pursuant to Section 5.7(a) or that Agent in its sole discretion permits Borrower at any time to open or maintain (other than accounts at FCB), Borrower shall, within the time period set forth in subsection (a), cause the applicable bank or financial institution (other than FCB) at or with which any such Collateral Account is opened or maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Agent. The provisions of the previous sentence shall not apply to (i) the Permitted Foreign Accounts, (ii) the Permitted RBC Accounts, (iii) the Permitted US Bank Account or (iv) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such.
5.8
Protection of Intellectual Property Rights.
(a)
(i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Agent in writing of infringements or any other event that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

(b)
Other than with respect to any Restricted License noted on the Perfection Certificate, provide written notice to Agent within 30 days of entering or becoming bound by any Restricted License (other than over-the-counter software or other similar immaterial licenses that are commercially available to the public). Borrower shall take such commercially reasonable steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent and the Lender’s rights and remedies under this Agreement and the other Loan Documents.
5.9
Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Agent, without expense to Agent or any Lender (and if no Event of Default exists, during normal business hours), Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Agent and/or the Lenders may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent and/or the Lenders with respect to any Collateral or relating to Borrower.
5.10
Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Agent and/or the Lenders of all returns, recoveries, disputes and claims that involve more than $100,000.00.
5.11
Further Assurances. Execute any further instruments and take such further action as Agent reasonably requests to perfect, protect, ensure the priority of or continue Agent’s Lien on the Collateral or to effect the purposes of this Agreement.
5.12
Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.10 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming each such Person’s compliance with this Section 5.12. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.10 remain true and correct while this Agreement is in effect.
5.13
Conversion Shares. The Issuer covenants and agrees that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital such number of shares of Common Stock and other securities as will be sufficient to permit the conversion in full of the Associated Debt contemplated by this Agreement.
5.14
Post-Closing Conditions. Within 45 days after the Effective Date, Borrower deliver to Agent, evidence satisfactory to Agent that the insurance policies and endorsements required by Section 5.6 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and additional insured clauses or endorsements in favor of Agent.
6
NEGATIVE COVENANTS

Borrower shall not do any of the following without the prior written consent of Agent and each Lender in accordance with Section 12.6 hereof:

6.1
Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) consisting of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (g) of other non-material assets not to exceed $500,000.00 in the aggregate per fiscal year.
6.2
Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve (unless the assets thereof are distributed to Borrower free and clean of all Liens); (c) fail to provide notice to Agent and the Lenders of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after such Key Person’s departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least ten (10) days prior written notice to Agent, (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $250,000.00 in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of $250,000.00 to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (ii) change its jurisdiction of organization, (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of $250,000.00 of Borrower’s assets or property, then Borrower shall use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Agent. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of $250,000.00 to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Agent. The provisions of this paragraph do not apply to mobile computer or cellphone equipment in the possession of Borrower’s employees in the ordinary course of business.
6.3
Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) (except as otherwise agreed to by Agent and the Lenders in writing in their sole and absolute discretion in accordance with Section 12.6 hereof). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
6.4
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
6.5
Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein (subject to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Agent’s, for the ratable benefit of Lenders, Lien under this Agreement), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except (i) customary restrictions on assignment in any license agreement where Borrower or Subsidiary is the licensee (and not the licensor) and (ii) as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein.
6.6
Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.7.
6.7
Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock, (iii) (A) repurchase the stock, partnership, membership, or other ownership interest or other equity securities of current or former employees, officers, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, (B) repurchase equity interests deemed to occur upon the exercise of stock options or warrants if such repurchased equity interests represents a portion of the exercise price of such options or warrants pursuant to a “cashless exercise”, “net share settlement” or similar feature, and (C) redemptions, repurchases and other cancellations of equity interests or rights in respect thereof granted to directors, employees, consultants and other Persons providing services for Borrower in an amount required to satisfy tax withholding obligations relation to the vesting, settlement or exercise of such equity interests or rights ((A), (B), and (C) collectively, the “Permitted Repurchases”), provided that the aggregate amount of all such Permitted Repurchases does not exceed $2,000,000.00 per fiscal year, and (iv) make cash payments in an amount not to exceed $20,000.00 in the aggregate per fiscal year in lieu of the issuance of fractional shares upon the conversion of convertible securities; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), or permit any of its Subsidiaries to do so, in each case, other than Permitted Investments.
6.8
Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person (including, without limitation, consisting of Borrower forgiving (completely or partially), compromising, or settling any Account for less than payment in full, so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and (ii) no Event of Default has occurred and is continuing), (b) equity and bridge financings with Borrower’s existing investors, provided that any such equity financing is not prohibited by Section 6.2 and any such bridge financing shall constitute Subordinated Debt, (c) reasonable and customary indemnification and compensation arrangements approved by the Board or a duly authorized committee thereof, (d) repurchases permitted pursuant to Section 6.7(a) and (e) transfer pricing, cost-plus and cost sharing arrangements between or among Borrower and its Subsidiaries made (i) in the ordinary course of Borrower’s business and (ii) consistent with Borrower’s past practices or as recommended by Borrower’s tax, legal or accounting advisors.
6.9
Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Agent and the Lenders.
6.10
Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation, or its successors or any other Governmental Authority.
7
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1
Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);
7.2
Covenant Default.
(a)
Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.9 (Litigation Cooperation), 5.10 (Inventory; Returns) and 5.12 (Further Assurances)) or violates any covenant in Section 6; or
(b)
Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;
7.3
Material Adverse Change. A Material Adverse Change occurs;
7.4
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary, or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or
(b)
(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;
7.5
Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within 30 days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed);
7.6
Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $250,000.00; or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor, the result of which could have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations;
7.7
Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000.00 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);
7.8
Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender or to induce Agent or any Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Agent and any Lenders that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);
7.9
Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, or any Person (other than Agent or Lender) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;
7.10
Lien Priority. There is a material impairment in the perfection or priority of Agent’s security interest in the Collateral;
7.11
Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, or 7.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)(i) a material impairment in the perfection or priority of Agent’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or
7.12
Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.
7.13
Delisting. After an initial public offering of the Borrower’s common stock on an exchange or market, such shares are delisted from such exchange or market because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market.
8
RIGHTS AND REMEDIES
8.1
Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent, in accordance with the Lender Intercreditor Agreement or, if such rights and remedies are not addressed in the Lender Intercreditor Agreement, as directed by Lenders holding a majority of the Obligations, may, without notice or demand, do any or all of the following:

(a)
declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Agent or any Lender);
(b)
stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement among Borrower, on the one hand, and any of Agent and any Lender, on the other hand;
(c)
demand that Borrower (i) deposit cash with Agent in an amount equal to at least (A) 105.0% of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) 110.0% of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Agent to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;
(d)
terminate any FX Contracts (it being understood and agreed that (i) Lender is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Lender may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Lender deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Lender arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Lender shall not be liable to Borrower for any gain in value of a FX Contract that Lender may obtain in covering Borrower’s breach);
(e)
verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent and/or the Lenders consider advisable, and notify any Person owing Borrower money of Agent’s security interest in such funds. Borrower shall collect all payments in trust for Agent, for the ratable benefit of the Lenders, and, if requested by Agent, immediately deliver the payments to Agent, for the ratable benefit of the Lenders, in the form received from the Account Debtor, with proper endorsements for deposit;
(f)
make any payments and do any acts Agent or any Lender considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent reasonably designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;
(g)
apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Agent owing to or for the credit or the account of Borrower;
(h)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default, Agent, for the ratable benefit of the Lenders, is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Agent, for the ratable benefit of the Lenders;
(i)
place a “hold” on any account maintained with FCB and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(j)
demand and receive possession of Borrower’s Books; and

(k)
exercise all rights and remedies available to Agent and the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).
8.2
Power of Attorney. Borrower hereby irrevocably appoints Agent, for the benefit of the Lenders, as its true and lawful attorney-in-fact, (a) exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Agent or a third party as the Code permits; and (b) regardless of whether an Event of Default has occurred, to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations) have been satisfied in full, Agent is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Agent shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.
8.3
Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.6 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s or and Lenders’ waiver of any Event of Default.
8.4
Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Agent may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Agent and the Lenders for any deficiency. If Agent, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of cash therefor.
8.5
Agent’s Liability for Collateral. Agent’s and Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Agent and Lenders deal with their own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6
No Waiver; Remedies Cumulative. Agent’s and any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Agent’s and each Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Agent and each Lender have all rights and remedies provided under the Code, by law, or in equity. Agent’s or any Lender’s exercise of one right or remedy is not an election and shall not preclude Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.7
Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.
9
Agent
9.1
Appointment and Authority.
(a)
Each Lender hereby irrevocably appoints FCB to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder and under the other Loan Documents, Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.
(b)
The provisions of this Section 9 are solely for the benefit of Agent and Lenders, and Borrower shall not have rights as a third-party beneficiary of any of such provisions (except in limited circumstances expressly provided for herein relating to the maintenance of the Register). Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.
9.2
Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Indemnified Persons. The exculpatory provisions of this Section 9.2 shall apply to any such sub-agent and to the Indemnified Persons of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent a final and nonappealable decision of a court of competent jurisdiction determines that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.3
Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:
(a)
be subject to any fiduciary, trust, agency or other similar duties, regardless of whether any Event of Default has occurred and is continuing;
(b)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Lenders, as applicable; provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, (ii) or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.6 or (iii) in the absence of its own gross negligence or willful misconduct.

Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

9.4
Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Credit Extension that, by its terms, must be fulfilled to the satisfaction of a Lender, Agent may presume that such condition is satisfactory to such Lender unless Agent shall have received notice to the contrary from such Lender prior to the making of such Credit Extension. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and all future holders of the Credit Extensions.
9.5
Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Lenders.
9.6
Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates and made its own decision to make its Credit Extensions hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
9.7
Indemnification. Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so in accordance with the terms hereof), according to its Term Loan Commitment Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Obligations shall have been paid in full, in accordance with its Term Loan Commitment Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Credit Extensions) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Extensions and all other amounts payable hereunder.
9.8
Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower, any Guarantor or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.
9.9
Successor Agent. Agent may at any time give notice of its resignation to Lenders and Borrower, which resignation shall not be effective until the time at which the majority of the Lenders have delivered to Agent their written consent to such resignation. Upon receipt of any such notice of resignation, the Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent has received the written consent of the majority of the Lenders to such resignation, then the retiring Agent may on behalf of Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor Agent be a Defaulting Lender and provided further that if the retiring Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed and such collateral security is assigned to such successor Agent) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Agent as provided for above in this Section 9.9. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.9). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 9 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Indemnified Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

9.10
Actions by Agent. In case of the pendency of any proceeding with respect to the Borrower under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Agent (irrespective of whether the principal of any Credit Extension shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent allowed in such judicial proceeding;
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders to pay to the Agent any amount due to it, in its capacity as the Agent, under the Loan Documents. Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.
9.11
Register. Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment(s) of, and principal amount (and stated interest) of the Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
9.12
Defaulting Lender.
(a)
Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as long as said Lender is a Defaulting Lender.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise, and including any amounts made available to the Agent by such Defaulting Lender pursuant to Section 12.10), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as Borrower may request (so long as no Event of Default exists), to the funding of any Credit Extension in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and Borrower, to be held in a Deposit Account and released pro rata to satisfy such Defaulting Lender’s potential future funding obligations with respect to each Credit Extension under this Agreement; fourth, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of each Credit Extension in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) each Credit Extension was made at a time when the conditions set forth in Section 2.1 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the Credit Extensions of such Defaulting Lender until such time as the Credit Extensions are held by the Lenders pro rata in accordance with the Credit Extensions under this Agreement. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 9.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 1.6 for any period during which such Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b)
Defaulting Lender Cure. If Borrower and Agent agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Credit Extension of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Credit Extension to be held on a pro rata basis by the Lenders in accordance with their respective Term Loan Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
(c)
Termination of Defaulting Lender. Borrower may terminate the unused amount of the Term Loan Commitment of any Lender that is a Defaulting Lender upon not less than 10 Business Days’ prior notice to Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 9.12(a)(ii) will apply to all amounts thereafter paid by Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim Borrower, Agent or any Lender may have against such Defaulting Lender.
(d)
If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the non-Defaulting Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person, remove such Person as Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the non-Defaulting Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the non-Defaulting Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
9.13
Erroneous Payments.

(a) If Agent notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender, or other recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 9.13(b).

(c)
Each Lender hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Agent to such Lender from any source, against any amount due to Agent under clause (a) hereof or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with clause (a) hereof, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Term Loan Advances (but not its Commitments), depending on whether such Erroneous Payment was made with respect to the Term Loan Advances (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Term Loan Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender , as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender , as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) Agent may reflect in the Register its ownership interest in the Term Loan Advances subject to the Erroneous Payment Deficiency Assignment. Agent may, in its discretion, sell any Term Loan Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan Advance (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender, and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Agent has sold a Term Loan Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Agent may be equitably subrogated, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrower for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
10
NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Agent or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Borrower: Achieve Life Sciences, Inc.

22722 29th Dr. SE, Suite 100

Bothell, WA 98021

Attn: John Bencich

Email:

With a copy to: Fenwick & West LLP

1191 Second Avenue, 10th Floor

Seattle, Washington

Attn: Alan Smith

Email:

If to Agent or FCB: First-Citizens Bank & Trust Company
505 Howard Street, Floor 3
San Francisco, California 94105
Attn: Pete Sletteland
 Email:

with a copy to: Latham & Watkins LLP
355 South Grand Avenue, Suite 100

Los Angeles, CA 90071
Attn: Gregory P. Rodgers

Email:

11
CHOICE OF LAW, VENUE and JURY TRIAL WAIVER; JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower, Agent and Lenders each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or Lenders from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND EACH LENDER WAIVES THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement and the repayment of all Obligations.

12
GENERAL PROVISIONS
12.1
Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Agent. Those obligations that are expressly specified in this Agreement as surviving this

Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.
12.2
Successors and Assigns.
(a)
This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s sole discretion subject to the Lender Intercreditor Agreement) and any other attempted assignment or transfer by Borrower shall be null and void. Agent and each Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Agent and the Lenders shall not assign its interest in the Loan Documents to any Person who in the reasonable estimation of Agent is (a) a direct competitor or Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company or (b) a vulture fund or distressed debt fund.
(b)
Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption as to which Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph (c) of this Section, Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee is a Defaulting Lender, Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)
Any Lender may, without the consent of, or notice to, Borrower or Agent, sell participations to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments made by it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii) or (iii) the first proviso to Section 9.3(c) that affects such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Term Loan Advances, Advances or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Advance, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
12.3
Indemnification.
(a)
General Indemnification. Borrower shall indemnify, defend and hold Agent, each Lender and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Agent, each Lender and its Affiliates (each, an “Indemnified Person”) harmless against: (i) all losses, claims, damages, liabilities and related expenses (including Lenders’ Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 12.3 shall be payable promptly after demand therefor.
(b)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(c)
Judgment Currency; Currency Indemnification. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower with respect to any such sum due from it to Agent and the Lenders hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or the Lenders of any sum adjudged to be so due in the Judgment Currency, Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent and/or the Lenders from Borrower in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent and the Lenders against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent and/or the Lenders in such currency, Agent and Lenders agree to return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under Applicable Law).

This Section 12.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.5
Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6
Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, or release, or subordinate Lenders’ security interest in, or consent to the transfer of, any Collateral shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by Agent, with the consent of the Lenders in accordance with the Lender Intercreditor Agreement or, if such item is not addressed in the Lender Intercreditor Agreement, as consented to by a majority of the Lenders, and Borrower. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.7
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.
12.8
Confidentiality. Agent and each Lender agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Agent, Lenders and/or Agent’s or Lenders’ subsidiaries or Affiliates, and their respective employees, directors, investors, potential investors, officers, managers, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Agent and the Lenders, collectively, “Lender Entities”); (b) to prospective transferees, assignees, credit providers or purchasers of any of Agent’s or a Lender’s interests under or in connection with this Agreement and their Representatives (provided, however, Agent and the Lenders shall use commercially reasonable efforts to obtain any such prospective transferee’s, assignee’s, credit provider’s, purchaser’s or their Representatives’ agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Agent’s or any Lender’s regulators or as otherwise required or requested in connection with Agent’s or any Lender’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Agent and/or any Lender so long as such service providers have executed a confidentiality agreement with Agent or the Lenders, as applicable, with terms no less restrictive than those contained herein. “Information” means all information received from Borrower regarding Borrower or its business, in each case other than information that is either: (i) in the public domain or in Agent’s or any Lender’s possession when disclosed to Agent or such Lender, or becomes part of the public domain (other than as a result of its disclosure by Agent or a Lender in violation of this Agreement) after disclosure to Agent and/or the Lenders; or (ii) disclosed to Agent and/or a Lender by a third party, if Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information.
12.9
Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), if applicable, or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act, or the Cayman Islands Electronic Signature Law; provided, however that sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Agreement or the execution or delivery thereof.
12.10
Right of Setoff. Borrower hereby grants to Agent, for the ratable benefit of the Lenders, a Lien and a right of setoff as security for all Obligations to Agent and the Lenders, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent (including a subsidiary of Agent) or in transit to any of them, and other obligations owing to Agent, Lenders or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or any Lender may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.11
Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.
12.12
Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.13
Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.
12.14
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
12.15
Anti-Terrorism Law. Each Lender hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, each Lender may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Lender, as applicable, to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable each Lender to comply with the requirements of Anti-Terrorism Law.
13
accounting terms and other DEFINITIONS
13.1
Accounting and Other Terms.
(a)
Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or any Lender shall so request, Borrower and Lenders shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. In addition, notwithstanding the foregoing, all financial covenants contained herein shall be calculated, and compliance with all other covenants shall be determined without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require (x) treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015 or (y) recognizing liabilities on the balance sheet with respect to operating leases under FAS 842.
(b)
As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.
13.2
Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 13.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means:

(i)
the merger or consolidation of the Issuer into or with another person or entity, or other reorganization pursuant to which the outstanding voting equity securities of the Issuer are exchanged for or substituted with the securities of another person or entity, other than (A) a merger effected for the sole purpose of changing the domicile of the Issuer, (B) a reorganization effected for the sole purpose of establishing a holding company for the Issuer, or (C) any merger, consolidation or reorganization as of immediately following which the holders of the Issuer’s outstanding voting equity securities prior to such merger, consolidation or reorganization continue to hold at least a majority of the total combined outstanding voting power of the Issuer or its successor pursuant to such merger, consolidation or reorganization and, if the successor or surviving entity shall not be the Issuer, such successor or surviving entity shall have assumed all of the Issuer’s obligations under this Agreement;
(ii)
a sale, assignment or other transfer of all or substantially all of the Issuer’s assets; or

(iii) the sale, assignment or other transfer by holders of the Issuer’s outstanding voting equity securities, in a single transaction or series of related transactions, of such securities representing a majority of the total combined outstanding voting power of the Issuer.

“Additional Term Loan Event” and “Additional Term Loan Events” is set forth on Schedule I hereto.

“Additional Term Loan Availability Amount” is set forth on Schedule I hereto.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” is defined in the preamble hereof.

“Agreement” is defined in the preamble hereof.

“Agreement Currency” is defined in Section 12.3.

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.2), and accepted by Agent, in any form approved by Agent.

“Associated Debt” as of any date means, with respect to a Conversion Right Holder, the total outstanding principal amount of the Term Loan Advance and accrued and unpaid interest thereon (i) which such Conversion Right Holder would have the right to convert in a Voluntary Conversion occurring on such date, or (ii) which would be automatically converted on the Price Event occurring on such date, in either case without regard to the limitations described in Section 1.2(f) or 1.2(j).

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by FCB or any FCB Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“BHC Act” means the U.S. Bank Holding Company Act of 1956, as amended.

“BHC Act Ownership Limitation” is defined in Section 1.2(j).

“BHC Conversion Right Holder” means any Conversion Right Holder that is subject to the BHC Act, including any “affiliate” of such Conversion Right Holder as that term is defined for purposes of the BHC Act, that provides the Issuer with written notice stating that the Conversion Right Holder irrevocably elects to be treated as a BHC Conversion Right Holder and subject to Section 1.2(j). A BHC Conversion Right Holder shall cease to be a BHC Conversion Right Holder upon providing written notice to the Issuer that, due to a change of law or regulation, change to its business or operations, divestiture or other transaction, it has ceased to be a BHC Conversion Right Holder.

“Board” is Borrower’s board of directors or equivalent governing body.

“Borrower” is set forth on Schedule I hereto.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent and Lenders a further certificate canceling or amending such prior certificate.

“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close, except that if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall also mean a day on which dealings are carried on in the country of settlement of the Foreign Currency.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States, or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation or acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) FCB’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cayman Islands Electronic Signature Law” is defined in Section 12.9.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of 35.0% or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Agent and the Lenders the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Agent and the Lenders a description of the material terms of the transaction; (b) during any period of 12 consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100.0% of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower (other than Subsidiaries formed in any jurisdictions in which Borrower is prohibited by law from owning 100.0% of the outstanding capital stock of such Subsidiary) free and clear of all Liens (except Permitted Liens).

“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Agent or the Lenders for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a)
(i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
(b)
Notwithstanding the foregoing, the Collateral does not include (i) any rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (ii) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Agent; (iii) to the extent that Borrower has delivered written evidence, satisfactory to Agent in its sole discretion, that a pledge of Borrower’s equity in any Foreign Subsidiary would have a negative tax impact on Borrower, any equity interest in a Foreign Subsidiary in excess of a certain percentage (which shall be determined upon the receipt and review of such written evidence) of the total combined voting power of all classes of capital stock or similar equity interests of such Foreign Subsidiary which are entitled to vote; or (iv) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Agent’s, for the ratable benefit of the Lenders, security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
(c)
Pursuant to the terms of a certain negative pledge arrangement with Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent and the Lenders’ prior written consent.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commitment” and “Commitments” means the Term Loan Commitment(s).

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the common stock, $0.001 par value per share, of the Issuer, having the relative rights, powers, preferences and privileges set forth in the Issuer’s Certificate of Incorporation, as amended and/or restated and in effect from time to time; and any other class and/or series of capital stock or other security of the Issuer into or for which the outstanding shares of such common stock may from time to time be converted, exchanged or substituted in connection with any recapitalization or reorganization of the Issuer or reclassification of its equity securities.

“Common Stock Change Event” is defined in Section 1.2(i).

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent for the benefit of Lenders obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Notice” is defined in Section 1.2(b).

“Conversion Percentage Amount” is defined in Section 1.2.

“Conversion Price” means (i) in the case of the first Additional Term Loan requested after the Effective Date, a price per Conversion Share equal to $7.00; (ii) in the case of the second Additional Term Loan Advance requested after the Effective Date, a price per Conversion Share equal to the greater of (A) $4.854 (subject to proportional adjustments for stock dividends, stock splits, stock combinations and similar events) and (B) the lesser of (x) 150% of the average of the closing sale price per share of Common Stock on the Nasdaq Capital Market during the 10 consecutive trading days ending on, and including the trading day immediately before the funding date for the second Additional Term Loan Advance; and (y) 150% of the closing sale price per share of Common Stock on the Nasdaq Capital Market on the trading day immediately prior to the funding date for the second Additional Term Loan Advance; and (iii) in the case of the third Additional Term Loan Advance requested after the Effective Date, a price per Conversion Share equal to the greater of (A) $4.854 (subject to proportional adjustments for stock dividends, stock splits, stock combinations and similar events) and (B) the lesser of (x) 150% of the average of the closing sale price per share of Common Stock on the Nasdaq Capital Market during the 10 consecutive trading days ending on, and including the trading day immediately before the funding date for the third Additional Term Loan Advance; and (y) 150% of the closing sale price per share of Common Stock on the Nasdaq Capital Market on the trading day immediately prior to the funding date for the third Additional Term Loan Advance, in each case of clauses (i), (ii) and (iii), as such price may be adjusted for stock splits, dividends or distributions of securities, rights, cash or other property, reorganizations, recapitalizations and the like occurring after the Effective Date.

“Conversion Right” means the separately assignable right to elect a Voluntary Conversion of Associated Debt pursuant to and in accordance with the terms and conditions of Section 1.2.

“Conversion Right Holder” means each person or entity entitled to exercise the Conversion Right with respect to a specified amount of outstanding principal hereunder and accrued interest thereon and to receive and/or designate the recipient(s) of the Conversion Shares issuable on any conversion. Each Lender party making a Credit Extension hereunder shall be the original Conversion Right Holder with respect to the outstanding principal of such Credit Extension and the accrued and unpaid interest thereon. The Conversion Right in respect of such Lender’s

Credit Extension and the interest thereon may be assigned by such Lender, and by any assignee of such right, to any Person by execution and delivery to the Issuer of an assignment in substantially the form of Exhibit D-2 hereto.

“Conversion Right Holder Ownership Limitation” is defined in Section 1.2(f).

“Conversion Right Holder Ownership Percentage” is defined in Section 1.2(f).

“Conversion Shares” means any shares of Common Stock that are issued or issuable upon conversion of any Associated Debt pursuant to Section 1.2.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is the Term Loan Advance or any other extension of credit by the Lenders for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Deemed Converted Associated Debt” is defined in Section 1.2(j).

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 1.4(c).

“Defaulting Lender” is, subject to Section 9.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Credit Extension within two (2) Business Days of the date such Credit Extension were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Credit Extension hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 9.12(b)) upon delivery of written notice of such determination to Borrower and each Lender.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with FCB for purposes of receiving Credit Extensions.

“Disbursement Letter” is that certain form attached hereto as Exhibit C.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Agent at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is set forth on Schedule I hereto.

“Effective Date Term Loan Availability Amount” is set forth on Schedule I hereto.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.2 (subject to such consents, if any, as may be required thereunder).

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Erroneous Payment” has the meaning assigned to it in Section 9.13(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.13(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.13(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.13(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.13(d).

“Event of Default” is defined in Section 7.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Credit Extension pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Credit Extensions or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 1.9(a), and (d) any withholding Taxes imposed under FATCA.

“Existing Indebtedness” is defined in the second recital hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FCB” is defined in the preamble hereof.

“FCBG Conversion Shares” is defined in Section 1.2(f).

“FCBG Other Shares” is defined in Section 1.2(f).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by FCB from three federal funds brokers of recognized standing selected by it.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest), payable to Agent, for the ratable benefit of the Lenders based on their Pro Rata Share, due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the repayment of the Term Loan Advances in full, (c) as required pursuant to Sections 1.1.1(d) or 1.1.1(d), or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the Term Loan Advances multiplied by four percent (4%).

“Financial Statement Repository” is Bank’s email address specified in Section 10 or such other means of collecting information approved and designated by Agent and each Lender after providing notice thereof to Borrower from time to time.

“Foreign Currency” is the lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and FCB under which Borrower commits to purchase from or sell to FCB a specific amount of Foreign Currency at a set price or on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including, without limitation, Healthcare Permits.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Group Member” means Borrower and its Subsidiaries.

“Guarantor” is any Person providing a Guaranty in favor of Agent and the Lenders.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all applicable laws relating to the operation or management of hospitalist practices, the provision of hospitalist services, proper billing and collection practices relating to the payment for healthcare services, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of rehabilitative care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7); (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; (c) the Medicare Regulations and the Medicaid Program (Title XIX of the Social Security Act); (d) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (e) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued; (f) any laws, regulations or administrative guidance with respect to fee splitting by healthcare professionals and the corporate practice of medicine in any jurisdiction in which any Borrower or any Guarantor operates; and (g) any and all comparable state or local laws and other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower or any Guarantor, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower or any Guarantor.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECKH) Act and the implementing regulations thereto.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 12.8.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Person;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Period” is set forth on Schedule I hereto.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Issuer” means Achieve Life Sciences, Inc., a Delaware corporation, and any successor thereto.

“Judgment Currency” is defined in Section 12.3.

“Key Person” is Borrower’s Chief Executive Officer, who is John Bencich as of the Effective Date.

“Lender” and “Lenders” is defined in the preamble.

“Lender Entities” is defined in Section 12.8.

“Lender Intercreditor Agreement” is, collectively, any and all intercreditor agreement, master arrangement agreement, subordination agreement or similar agreement by and among the Lenders, as each may be amended from time to time in accordance with the provisions thereof.

“Lenders’ Expenses” are all of Agent’s and the Lenders’ documented, out-of-pocket audit fees and expenses, costs, and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Letter of Credit” is a standby or commercial letter of credit issued by FCB upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Conditions” means, with respect to a call of the Term Loan Advance pursuant to Section 1.3 or a Mandatory Conversion pursuant to Section 1.2, that, as of the date on which the Call Notice is sent or the date as of which the condition set forth in clause (1) of the definition of Price Event, as applicable, either (i) (A) no material breach by the Issuer of the Registration Rights Agreement has occurred and is continuing; and (B) a “Registration Statement” (as defined in the Registration Rights Agreement) covering the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is (and is reasonably expected to continue to be so effective and usable through at least the thirtieth (30th) calendar day after the date of the Call Closing or such Mandatory Conversion is settled, as applicable) effective under the Securities Act and available for use as contemplated by the Registration Rights Agreement; or (ii) all shares of Common Stock issuable upon conversion of the Term Loan Advance, when issued, would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 under the Securities Act or otherwise if held by a person that is not an affiliate of the Issuer, and that has not been an affiliate of the Issuer during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, Control Agreements, each Disbursement Letter, the Registration Rights Agreement, the Lender Intercreditor Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Agent and the Lenders in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof and the Lender Intercreditor Agreement.

“Mandatory Conversion” is defined in Section 1.2.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s, for the ratable benefit of the Lenders, Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Lenders’ Expenses, the Prepayment Fee, the Final Payment and other amounts Borrower owes Agent or any Lender now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Agent and/or the Lenders, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Lender” is defined in the definition of Required Lenders.

“Other Connection Taxes” means, with respect to Agent and the Lenders, Taxes imposed as a result of a present or former connection between Agent, Lenders and the jurisdiction imposing such Tax (other than connections arising from Agent and Lenders having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” is defined in Section 12.2(c).

“Participant Register” is defined in Section 12.2(c).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.

“Payment Date” is set forth on Schedule I hereto.

“Payment Recipient” is defined in Section 9.13(a).

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Credit Cards” is defined in clause (g) of the definition of Permitted Indebtedness.

“Permitted Foreign Accounts” are defined in Section 5.7(a).

“Permitted Indebtedness” is:

(a)
Borrower’s Indebtedness to Agent and the Lenders under this Agreement and the other Loan Documents;

(b)
Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;
(c)
Subordinated Debt;
(d)
unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(f)
Indebtedness secured by Liens permitted under clauses (a), (c), and (m) of the definition of “Permitted Liens” hereunder;
(g)
Indebtedness consisting of corporate credit cards of Achieve Life Sciences Technologies Inc., an entity organized under the laws of Canada, maintained with US Bank (or such other financial institution providing credit cards in jurisdictions in which FCB and FCB’s Affiliates are not able to provide corporate credit cards) in an aggregate amount not to exceed $75,000.00 (“Permitted Credit Cards”);
(h)
Indebtedness consisting of financing of insurance premiums in the ordinary course of business, provided such financing arrangement has been approved by Agent in writing (“Permitted Insurance Financing”);
(i)
Indebtedness which consisting of Permitted Investments;
(j)
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and
(k)
other unsecured Indebtedness not otherwise permitted by Section 6.4 not to exceed $50,000.00 in the aggregate amount outstanding at any time.

“Permitted Insurance Financing” is defined in clause (h) of the definition of Permitted Indebtedness.

“Permitted Investments” are:

(a)
Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;
(b)
Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent;
(c)
Investments by (i) Borrower in its Subsidiaries (that are not a Borrower or Secured Guarantor) for ordinary, necessary and current operating expenses, so long as (A) an Event of Default does not exist at the time of any such Investment and would not exist after giving effect to any such Investment and (B) the maximum aggregate cash balance maintained with Borrower’s Subsidiaries shall not exceed the aggregate amount permitted to be maintained in the Permitted Foreign Accounts and Permitted RBC Accounts pursuant to the terms of Section 5.7(a) hereof; (ii) Borrower in another Borrower or Secured Guarantor; and (iii) Subsidiaries (that are not a Borrower or Secured Guarantor) in other Subsidiaries or in Borrower.
(d)
Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(e)
Investments consisting of deposit accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.7 of this Agreement) in which Agent, for the ratable benefit of the Lenders, has a first priority perfected security interest;

(f)
Investments accepted in connection with Transfers permitted by Section 6.1;
(g)
Investments consisting of transactions permitted by Section 6.8;
(h)
Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;
(i)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(j)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and
(k)
other Investments not otherwise permitted by Section 6.7 not exceeding $200,000.00 in the aggregate in any fiscal year.

“Permitted Liens” are:

(a)
Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;
(b)
Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;
(c)
purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $200,000.00 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
(d)
Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;
(e)
easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(f)
Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $200,000.00 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(g)
Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement;
(h)
customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that (i) Bank has a first priority perfected security interest in such account to the extent required pursuant to Section 5.7 of this Agreement and (ii) such account is permitted to be maintained pursuant to Section 5.7 of this Agreement;

(i)
Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(j)
leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;
(k)
non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;
(l)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the important of goods;
(m)
(i) deposits, upfront payments and prepayments paid to contract research organizations and other similar third parties in the ordinary course of Borrower’s business, and (ii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case, in the ordinary course of Borrower’s business; provided that the aggregate amount pursuant to this clause (ii) does not exceed $200,000.00 at any time;
(n)
Liens on cash collateral accounts securing the Permitted Credit Cards in a maximum aggregate amount not to exceed $75,000.00;
(o)
Liens in connection Permitted Insurance Financing; and
(p)
Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (o), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted RBC Accounts” are defined in Section 5.7(a).

“Permitted Regulatory Transfer” means a transfer of Conversion Shares subject to the BHC Act Ownership Limitation from a BHC Conversion Right Holder or its transferees to a Person in any of the following transfers:

(a) a widespread public distribution;

(b) a transfer in which no transferee (or group of associated transferees) would receive two percent (2%) or more of the outstanding securities of any class of voting securities (as such term is used for purposes of the BHC Act) of the Issuer;

(c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widespread public distribution;

(d) a transfer to a party who would control more than fifty percent (50%) of every class of the voting securities (as such term is used for purposes of the BHC Act) of the Issuer without any transfer from the BHC Conversion Right Holder or any of its transferees; or

(e) a transfer to the Issuer.

“Permitted Repurchases” are defined in Section 6.7.

“Permitted US Bank Account” is defined in Section 5.7(a).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Fee” shall be an additional fee, payable to Agent, for the ratable benefit of the Lenders based on their Pro Rata Share, with respect to the Term Loan Advances, in an amount equal to (a) three percent (3.0%) of the aggregate outstanding principal balance of Term Loan Advances made by Lender to Borrower if such prepayment occurs on or prior to the first (1st) anniversary of the Effective Date, (b) two percent (2.0%) of the aggregate outstanding principal balance of Term Loan Advances made by Lenders to Borrower if such prepayment occurs after the first (1st) anniversary of the Effective Date and on or prior to the second (2nd) anniversary of the Effective Date, and (c) one percent (1.0%) of the aggregate outstanding principal balance of the Term Loan Advances made by Lenders to Borrower if such prepayment occurs after the second (2nd) anniversary of the Effective Date and before the Term Loan Maturity Date; provided, however, no Prepayment Fee shall be charged if the outstanding Term Loan Advances are refinanced and replaced with a new facility from or led by FCB or its Affiliates.

“Price Event” means (i) in the case of the first Additional Term Loan Advance, the first date (if any) on which all of the following conditions have been satisfied: (1) the closing price per share of Common Stock on the principal stock exchange, market or inter-dealer quotation system on which shares of Common Stock are then traded is equal to or greater than $24.00 (appropriately adjusted for stock splits and combinations, stock dividends and similar transactions) on each of at least thirty (30) consecutive trading days prior to such date; and (2) the Liquidity Conditions have been satisfied; (ii) in the case of the second or the third Additional Term Loan Advance, the first date (if any) on which all of the following conditions have been satisfied: (1) the closing price per share of Common Stock on the principal stock exchange, market or inter-dealer quotation system on which shares of Common Stock are then traded is equal to or greater than three (3) times the Conversion Price for such Additional Term Loan Advance on each of at least thirty (30) consecutive trading days prior to such date; and (2) the Liquidity Conditions have been satisfied.

“Prime Rate” is set forth on Schedule I hereto.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the Credit Extension held by such Lender by the aggregate outstanding principal amount of the Credit Extension.

“Receiver” is defined in Section 8.1(l).

“Reference Property” is defined in Section 1.2(i).

“Reference Property Unit” is defined in Section 1.2(i).

“Register” is defined in Section 9.11.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Effective Date among the Issuer and the Lenders, as amended and in effect from time to time.

“Removal Effective Date” is defined in Section 9.12(d).

“Representatives” is defined in Section 12.8.

“Required Lenders” means:

(a) at any time multiple Lenders have advanced Credit Extensions or have Term Loan Commitments, at least two Lenders who hold more than a majority of the sum of (i) the aggregate unpaid principal amount of the Credit Extensions then outstanding and (ii) the aggregate Term Loan Commitments then in effect; provided that (x) a Lender and its Affiliates shall be deemed one Lender and (y) for so long as a Lender on the Effective Date (each an “Original Lender”) has not assigned or transferred any of its interests in their Credit Extensions other than to an Affiliate of such Lender, such Original Lender shall be a Required Lender; and

(b) at any time only one Lender has outstanding Credit Extensions and Term Loan Commitments, “Required Lenders” means such Lender; provided that no Defaulting Lender shall at any time be included in the determination of “Required Lenders”.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Chief Accounting Officer and Controller of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral. Off-the-shelf software, open source code, application programming interfaces (APIs) and/or other trademarks, copyrights or patents or similar proprietary rights of others that are commercially available to the public under shrink wrap licenses, clickwrap licenses, online terms of service or other terms of use or similar agreements in the ordinary course of business shall not constitute a Restricted License.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is 50.0% or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Guarantor” is a Guarantor which has granted Agent a first-priority Lien in such assets of the Guarantor consistent with the description of the Collateral hereunder (as if the Collateral were deemed to pertain to such Guarantor), and has executed and delivered to Agent such agreements, certificates and other documents in connection with the foregoing as reasonably required by Agent.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Agent and the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Agent and the Lenders, entered into between Agent, the Lenders and the other creditor), on terms acceptable to Agent and the Lenders.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Advance” is defined in Section 1.1.1 of this Agreement.

“Term Loan Amortization” is set forth on Schedule I hereto.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make the Term Loan Advance as and when available, up to the principal amount shown on Schedule II.

“Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term Loan Commitment Percentage” means, as to any Lender at any time, the percentage (carried out to the fourth decimal place) of the Term Loan Commitments represented by such Lender’s Term Loan Commitment at such time. The initial Term Loan Commitment Percentage of each Lender is set forth opposite the name of such Lender on Schedule II.

“Term Loan Maturity Date” is set forth on Schedule I hereto.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Transfer” is defined in Section 6.1.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

“Voluntary Conversion” is defined in Section 1.2.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ACHIEVE LIFE SCIENCES, INC.

By: /s/ John Bencich

Name: John Bencich

Title: Chief Executive Officer

AGENT:

FIRST-CITIZENS BANK & TRUST COMPANY,

as Agent

By: /s/ Peter Sletteland

Name: Peter Sletteland

Title: Managing Director

LENDERS:

FIRST-CITIZENS BANK & TRUST COMPANY,

as Lender

By: /s/ Peter Sletteland

Name: Peter Sletteland

Title: Managing Director

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1.1(a) – Term Loan – Availability	After repayment, the Term Loan Advance (or any portion thereof) may not be reborrowed.
1.1.1(b) – Term Loan – Repayment

The Term Loan Advances shall be “interest-only” through the Interest-Only Period, with interest due and payable in accordance with Section 1.4(a). Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan Advance in (i) twenty-four (24)) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 1.4(b).

1.4(a) – Interest Payments – Term Loan Advance

Interest on the principal amount of each Term Loan Advance is payable in arrears monthly (i) on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (ii) on the date of any prepayment, and (iii) on the Term Loan Maturity Date.

1.4(b) – Interest Rate – Term Loan Advance

The outstanding principal amount of any Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (A) seven percent (7.0%) and (B) the Prime Rate minus 1.00% per annum (the “Interest Rate”), which interest shall be payable in accordance with Section 1.4(a).

1.4(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.
13.2 – “Additional Term Loan Events”

“Additional Term Loan Event I” occurs if and when (if ever) Borrower confirms in writing to FCB, in form and substance reasonably satisfactory to FCB, on or prior to October 31, 2025, that Borrower has received written notice that the U.S. Food and Drug Administration (“FDA”) has accepted for filing Borrower’s New Drug Application (“NDA”) with respect to cytisinicline for a smoking cessation indication (a “Filing Communication”).

“Additional Term Loan Event II” (together with the Additional Term Loan Event I, the “Additional Term Loan Events” and each an “Additional Term Loan Event”) occurs if and when (if ever) on or prior to December 31, 2025, that Agent and each Lender in their sole discretion have determined to make such Additional Term Loan Advance and have received all necessary internal and credit approvals to make such Additional Term Loan Advance.

13.2 – “Additional Term Loan Availability Amount”

“Additional Term Loan Availability Amount” is an original principal amount equal to (a) $5,000,000.00 with respect to the Additional Term Loan Event I and (b) $5,000,000.00 with respect to the Additional Term Loan Event II.

13.2 – “Borrower”	“Borrower” means Achieve Life Sciences, INC., a Delaware corporation.
13.2 – “Effective Date”	“Effective Date” is July 25, 2024.
13.2 – “Effective Date Term Loan Availability Amount”	“Effective Date Term Loan Availability Amount” is an original principal amount equal to $10,000,000.

13.2 – “Interest-Only Period”

“Interest-Only Period” is the period of time commencing on the Effective Date and continuing through December 31, 2025; provided, that in the event (x) after the Effective Date, but prior to December 31, 2025, Borrower has received at least $40,000,000 in net cash proceeds from the issuance equity interests and (y) the conditions of Additional Term Loan Event I have been satisfied (provided that, for the avoidance of doubt, Borrower shall not be required to request or borrow an Additional Term Loan Advance), the Interest-Only Period shall be the period of time commencing on the Effective Date and continuing through June 30, 2026.

13.2 – “Payment Date”	“Payment Date” is the first (1st) calendar day of each month.
13.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Agent, the “Prime Rate” shall mean the rate of interest per annum announced by Agent as its prime rate in effect at its principal office in the State of California (such Agent announced Prime Rate not being intended to be the lowest rate of interest charged by Agent in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

13.2 – “Term Loan Amortization Date”

“Term Loan Amortization Date” is (a) January 1, 2026 in the event the Interest-Only Period ends on December 31, 2025 and (b) July 1, 2026 in the event the Interest-Only Period is extended and ends on June 30, 2026.

13.2 – “Term Loan Maturity Date”

“Term Loan Maturity Date” is (a) December 1, 2027 in the event the Interest-Only Period ends on December 31, 2025 and (b) June 1, 2028 in the event the Interest-Only Period is extended and ends on June 30, 2026.

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US-DOCS\151943596.9

Schedule II

LENDERS AND COMMITMENTS

TERM LOAN COMMITMENTS

Term Loan Advance

Lender	Term Loan Commitment	Term Loan Advance Commitment Percentage
First-Citizens Bank & Trust	$15,000,000	100.0%
TOTAL	$15,000,000	100.0000%

Schedule 1

EXHIBIT A

COMPLIANCE STATEMENT

Date:

TO: First-Citizens Bank & Trust Company (“FCB”), as Agent, FCB, as Lenders

FROM: ACHIEVE LIFE SCIENCES, INC.

Under the terms and conditions of the 2024 Contingent Convertible Debt Agreement among Borrower, FCB and Agent (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days (except for the months ending March 31, June 30, September 30, and December 31)	Yes No
Quarterly financial statements with Compliance Statement	Q1, Q2, and Q3 within 45 days	Yes No
10-Q Report	Within 45 days of Q1, Q2, and Q3	Yes No
10-K Report and Annual financial statements (CPA Audited)	FYE within 90 days	Yes No
Board approved projections	FYE within 30 days and as amended/updated	Yes No
Filed 10-Q, 10-K and 8-K	Within 10 days after filing with SEC	Yes No

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Pacific Time

Date: _____________________

Loan Payment: ACHIEVE LIFE SCIENCES, INC.

From Account #________________________________ To Account #__________________________________________

(Deposit Account #) (Loan Account #)

Principal $____________________________________ and/or Interest $________________________________________

Authorized Signature: Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________ To Account #__________________________________________

(Loan Account #) (Deposit Account #)

Amount of Term Loan Advance $___________________________

All Borrower’s representations and warranties in the 2024 Contingent Convertible Debt Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:

Authorized Signature: Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________ Amount of Wire: $

Beneficiary Bank: ______________________________ Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________ 2nd Signature (if required): _______________________________

Print Name/Title: ______________________________ Print Name/Title: ______________________________________

Telephone #: Telephone #: _____________________________

Exhibit C

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting [ ] of (a) Achieve Life Sciences, INC., a Delaware corporation (“Borrower”), does hereby certify to (b) FIRST-CITIZENS BANK & TRUST COMPANY, (“FCB”), in its capacity as administrative agent and collateral agent (“Agent”), (c) FIRST-CITIZENS BANK & TRUST COMPANY, as a lender (each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), in connection with that certain 2024 Contingent Convertible Debt Agreement dated as of [_________], by and among Borrower, Agent and the Lenders from time to time party thereto (the “Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Agreement) that:

1. The representations and warranties made by Borrower in Section 4 of the Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 3, 5 and 6 of the Agreement.

4. All conditions referred to in Section 2 of the Agreement to the making of a Credit Extension to be made on or about the date hereof have been satisfied or waived by Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is an Authorized Signer.

[Balance of Page Intentionally Left Blank]

7A. The proceeds of the Term Loan Advance shall be disbursed as follows:

Disbursement from FCB:
Loan Amount	$_______________
Plus:
‑‑Deposit Received	$__________

Less:
--Lender’s Legal Fees	($_________)*

Net Proceeds due from FCB:	$_______________

Net Proceeds due from Agent	$_____________

TOTAL TERM LOAN ADVANCE NET PROCEEDS FROM LENDER	$_______________

7B. Funds from Borrower Designated Deposit Account shall be disbursed as follows:

FCB:
Repayment of Existing Indebtedness Term Loan Fees	$_______________
Lender’s Legal Fees	$_______________
Funds due from Borrower (“Total Funds”)	$_______________

[Balance of Page Intentionally Left Blank]

US-DOCS\151943596.9

8A. The aggregate net proceeds of the Term Loan Advance shall be transferred to the Designated Deposit Account as follows:

Account Name:	____________________________________
Bank Name:	First-Citizens Bank & Trust Company
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:	____________________________________
ABA Number:	____________________________________

8B. Borrower authorized FCB to debit the Total Funds from the Designated Deposit Account set forth below:

Account Name:	____________________________________
Bank Name:	First-Citizens Bank & Trust Company
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Account Number:	____________________________________
ABA Number:	____________________________________

Dated as of the date first set forth above.

BORROWER:

Achieve Life Sciences, INC.

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

AGENT:

FIRST-CITIZENS BANK & TRUST COMPANY,

as Agent

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY,

as Agent

By: _______________________________________

Name: _____________________________________

Title: ______________________________________

EXHIBIT D-1

Form of Conversion Notice

[Date]

[Name of Issuer]

[Issuer Address]

Reference is made to that certain [2024 Contingent Convertible Debt Agreement] dated ________ among [Name(s) of Borrower(s)], First-Citizens Bank & Trust Company and the other parties thereto, as amended (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Loan Agreement.

(1) The undersigned Conversion Right Holder hereby elects to convert into shares of Common Stock of the above-named Issuer, pursuant to and in accordance with the provisions of the Loan Agreement set forth in Section 1.2 thereof:

______ All of the Associated Debt; or

______ $_________ of the outstanding principal of the Associated Debt, and

$_________ in accrued and unpaid interest thereon.

at a Conversion Price of $____, for a total of ____________ Conversion Shares.

The Conversion Shares shall be issued to and in the name(s) of the following recipients:

Recipient Name and Address Number of Conversion Shares

_____________________________ ______________________

______________________

______________________

______________________

_____________________________ ______________________

______________________

______________________

______________________

(2) Each of the above-named recipients hereby makes the following representations and warranties to the Issuer as of the date hereof:

(a) It is acquiring the Conversion Shares for investment for its account, not as a nominee or agent, and not with a view to the resale or distribution thereof in violation of applicable federal and state securities laws. Such recipient has not been formed for the specific purpose of acquiring the Conversion Shares.

(b) Such recipient is aware of the Issuer’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the Conversion Shares. Such recipient further has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of the Conversion Shares and to obtain additional information (to the extent the Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such recipient or to which such recipient has access.

(c) Such recipient understands that the acquisition of the Conversion Shares involves substantial risk. Such recipient has experience as an investor in securities of companies at a similar stage of development to the Issuer; has such knowledge and experience in financial or business matters that such recipient is capable of evaluating the merits and risks of its investment in the Conversion Shares and/or has a preexisting personal or business relationship with the Issuer and certain of its officers, directors or controlling persons of a nature and duration that enables such recipient to be aware of the character, business acumen and financial circumstances of such persons; and can bear the economic risk of its investment in the Conversion Shares.

(d) Such recipient understands that the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such recipient’s investment intent as expressed herein. Such recipient understands that the Conversion Shares must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Such recipient is aware of the provisions of Rule 144 promulgated under the Act.

(e) Such recipient is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Conversion Notice as of the date first above written.

Conversion Right Holder:

[NAME]

By: ____________________________

Name:

Title:

Holder of Associated Debt

(if different from Conversion Right Holder)

[NAME]

By: ____________________________

Name:

Title:

Recipient(s) of Conversion Shares

(if different from or in addition to

Conversion Right Holder:

_______________________________

_______________________________

EXHIBIT D-2

Form of Assignment of Conversion Right

Reference is made to that certain [2024 Contingent Convertible Debt Agreement] dated ________ among [Name(s) of Borrower(s)], First-Citizens Bank & Trust Company and the other parties thereto, as amended (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Loan Agreement.

For good and valuable consideration, the undersigned Assignor, being the present Conversion Right Holder in respect of the Associated Debt held by ___________________, hereby assigns and transfers unto _______________________ (“Assignee”), all of Assignor’s right, title and interest in and to the right to convert such Associated Debt into Conversion Shares in accordance with the provisions of Section 1.2 of the Loan Agreement, and Assignee hereby acknowledges and accepts such assignment and transfer of such rights from Assignor.

Date: _______________

Assignor:

_________________________________

By: ____________________________

Name:

Title:

Assignee:

_________________________________

By: ____________________________

Name:

Title: